UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                          Pursuant to Section 13 of 15(d)
                      of the Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported):
                                December 6, 1995


                               CHEVRON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                    1-368-2                       94-0890210
  -----------------       ------------------------       ---------------------
  (State or other         (Commission File Number)       (I.R.S. Employer No.)
  jurisdiction of
  incorporation)

    575 Market Street, San Francisco, CA                        94105
  ----------------------------------------               ---------------------
  (Address of principal executive offices)                    (Zip Code)

            Registrant's telephone number, including area code:
                             (415) 894-7700

                    225 Bush Street, San Francisco, CA  94104
         -------------------------------------------------------------
          (Former name or former address, if changed since last report)

  Item 5.   Other Events.
            ------------

            On December 6, 1995, the Registrant's 50 percent owned affiliate, Caltex Petroleum Corporation ("Caltex"), announced the signing of a letter of intent to sell its 50 percent interest in Nippon Petroleum Refining Company ("NPRC") to Caltex's partner, Nippon
            Oil Company ("NOC"). Under the terms of the letter of intent, Caltex will sell its 50 percent interest in NPRC to NOC for approximately $2 billion. The parties have agreed to complete the sale by the end of the first quarter of 1996, at which time Caltex is expected to recognize a significant earnings gain.

            Caltex, part of the Caltex Group of Companies, is a joint venture corporation owned 50 percent each by the Registrant and Texaco Inc. Caltex manufactures and markets refined products in over 60 countries, principally in Africa, Asia, the Middle East, New Zealand and Australia.

            In this connection, on December 6, 1995, Caltex issued a press release entitled "Caltex To Sell Its 50 Percent Stake In Nippon Petroleum Refining Company", a copy of which is attached hereto as Exhibit 99.1 and made a part hereof.


  Item 7.   Financial Statements and Exhibits.

            (c)   Exhibits.

                  99.1 Press Release of Caltex Petroleum Corporation dated December 6, 1995, entitled "Caltex To Sell Its 50 Percent Stake In Nippon Petroleum Refining Company."

                                 SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated: December 6, 1995

                                                     CHEVRON CORPORATION



                                                   By   /s/ H. P. WALKER
                                                     ----------------------
                                                          H. P. Walker
                                                     Assistant Secretary